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For Immediate Release       CONTACTS:
                            Investors:                   Media:
                              John C. van Roden            William T. Yanavitch
                              (717) 225-2790                (717) 225-2760

                GLATFELTER SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                       NEWPAGE'S CARBONLESS PAPER BUSINESS

      YORK, PENNSYLVANIA, February 22, 2006 - Glatfelter (NYSE: GLT) announced today it has signed a definitive agreement to acquire the carbonless and specialty papers business of NewPage Corporation of Dayton, Ohio. Under the terms of the agreement, Glatfelter will purchase these assets for $80 million in cash. The company said the transaction is expected to close on or about March 31, 2006.

      "This transaction is an exceptional opportunity to purchase world-class production assets at an attractive price and supports our vision of becoming the global supplier of choice in specialty papers and engineered products," said George H. Glatfelter II, Glatfelter's Chairman and Chief Executive Officer. "The acquisition leverages our strengths, creates a major increase in scale, and supports revenue and margin growth in our product lines. We expect our shareholders will benefit from a return on investment that far exceeds our cost of capital."

                             TRANSACTION HIGHLIGHTS

      The company said the acquisition is expected to generate the following benefits:

   - Highly accretive to earnings - $0.10 - $0.15 per share in 2006 after one-time costs, $0.45 - $0.50 per share in 2007

   -  Revenues increase to approximately $1 billion

   -  EBITDA to improve by over $35 million in 2007

   - Valuation is highly attractive at about two times expected EBITDA improvement

   -  Transaction price is lower than $87 million in assumed working capital

      "The transaction's structure allows us to maintain a strong balance sheet with no net increase in fixed assets," said Mr. Glatfelter. "In addition, the dramatic improvement in earnings power expected from this investment should enhance the company's credit profile."

      NewPage's carbonless and specialty papers business is based in Chillicothe and Fremont, Ohio, and has about 1,700 employees. Estimated 2005 revenue was approximately $440 million.

      As the second largest producer of carbonless paper in the United States, the business has increased market share in recent years. "Over the last 5 years, significant capital has been invested

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in these operations to create, what we believe to be, the lowest cost carbonless papermaking platform in North America," Mr. Glatfelter said.

      NewPage's Chillicothe facility has four paper machines with capacity totaling 440,000 tons per year, three specialty coaters, converting operations, integrated Kraft pulp mill, co-generation capability, and a research and development group. The facility in Fremont has two specialty coaters and a development team. Overall, $530 million in capital has been invested since 1990 to provide these assets with state-of-the-art production and converting capabilities.

      "Acquiring these operations allows us to restructure our North American asset base, significantly reduce our cost structure, and accelerate the growth of our specialty product lines, thereby creating greater value for customers and shareholders," said Mr. Glatfelter.

      Following the close of the transaction, the NewPage carbonless and specialty papers operations will become part of Glatfelter's Specialty Papers Business Unit led by Timothy R. Hess, Vice President & General Manager. Since joining Glatfelter in 1994, Mr. Hess has held various technical, manufacturing, and commercial leadership positions in the specialty papers arena. Mr. Hess will report to Dante C. Parrini, Executive Vice President & Chief Operating Officer.

      As part of the planned restructuring program, the company said it will move production from its Neenah, Wisconsin, mill to the Chillicothe facility. "The acquisition enables us to transfer Neenah's specialty grades to Chillicothe's highly efficient manufacturing environment and rationalize assets that are no longer competitive," Mr. Glatfelter said. It is anticipated the Neenah mill will be permanently shut down by June 2006. The transferred products will displace the Chillicothe mill's unprofitable commodity paper grades and enable the organization to focus on the carbonless paper business while further developing specialty papers at the facility.

      "We deeply appreciate the commitment and extreme efforts Neenah's employees have made in recent years to attempt to return the mill to profitability," said Mr. Glatfelter. "In the last few years, we have worked hard together to implement a number of aggressive initiatives to improve the mill's productivity and competitiveness. However, forces outside of our control, such as the high costs of energy, fiber, and logistics, plus pricing pressures, have sealed the plant's fate."

      It is anticipated the company will take a $60 million - $65 million pre tax charge in 2006 in connection with the closing of the Neenah mill.

      Mr. Glatfelter said the Chillicothe mill will become a highly attractive platform for the company's North American specialty papers business and will provide added capacity to support our proven new product development process.

      "Glatfelter has a large book of specialty grades that are easily produced on Chillicothe's high-capacity paper machines," said Mr. Glatfelter. "This will enable the manufacture of these specialty products across a modern, lower cost production base."

ABOUT GLATFELTER

      Headquartered in York, Pennsylvania, Glatfelter is a global manufacturer of specialty papers and engineered products. U.S. operations include facilities in Spring Grove, PA and Neenah, WI. International operations include facilities in Germany, France and the Philippines and a representative office in China. Glatfelter's common stock is traded on the New York Stock Exchange under the ticker symbol GLT.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This document includes certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to

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uncertainty and changes in circumstances. Although the Company makes such statements based on assumptions that it believes to be reasonable, there can be no assurance that actual results will not differ materially from the Company's expectations. Actual results may differ materially from these expectations due to changes in, among others, industry conditions, demand for or pricing of its products, circumstances surrounding the former Ecusta Division, and global political, economic, business, competitive, market, and tax legislation; orderly closure of the Neenah facility; successful transition of products from the Neenah facility to the newly acquired facilities; continued successful execution of the North American Restructuring Program and the EURO Program, growth strategies and cost reduction initiatives; successful execution of the Timberland Strategy with acceptable market conditions; and other regulatory factors. More information about these factors is contained in Glatfelter's filings with the U.S. Securities and Exchange Commission.

The Company will hold a conference call today at 3:00 PM (Eastern) to discuss this announcement. Interested persons who wish to hear the conference call webcast live should go to the Company's Investor Relations web page at www.glatfelter.com/e/invesstock.asp and allow a sufficient amount of time before the start of the conference to register and download any necessary audio software. You may also participate by calling 877-692-2590 (conference ID 7072078) at 2:55 PM (Eastern) on February 22, 2006. A taped replay of the conference call will be available within two hours of the conclusion of the call and until March 1, 2006. To access the taped replay, call 877-519-4471 and enter conference PIN 7072078.

This press release, which includes financial information to be discussed by management during the conference call discussed above, is available in the "News Releases" subsection of the "Investor Relations" section of the Company's web site, www.glatfelter.com.

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